Exhibit 3.1

ATTACHMENT TO

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION, AS AMENDED OF

RING ENERGY, INC.

Ring Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of Chapter 78 of Nevada Revised Statutes:

DOES HEREBY CERTIFY:

That the Board of Directors of the Corporation has duly adopted a resolution setting forth a proposed amendment to the existing Articles of Incorporation, as amended February 6, 2013 (the “Articles of Incorporation”) and the stockholders of the Corporation have approved said amendment to the Articles of Incorporation. This amendment amends the fourth article of the Articles of Incorporation in its entirety to read as follows:

FOURTH

The corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares the corporation is authorized to issue is Two Hundred Seventy-Five Million (275,000,000). The number of shares of Common Stock authorized is Two Hundred Twenty-Five Million (225,000,000) shares, par value $0.001 per share. The number of shares of Preferred Stock authorized is Fifty Million (50,000,000) shares, par value $0.001.

a)            Common Stock. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein or in the By-Laws of the Corporation, or in any amendment hereto or thereto, shall be vested in the Common Stock.

b)            Preferred Stock. Except as otherwise provided herein or required by law, the Board of Directors is hereby vested with the authority to provide, out of the unissued shares of Preferred Stock, for one or more classes or series of Preferred Stock and, with respect to each such class or series, to prescribe the classes, series and the number of each class or series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Preferred Stock.

Filed in the Office of	Business Number C20399-2004
Barbara K. Cegavske	Filing Number 20211960071
Secretary of State State Of Nevada	Filed On 12/14/2021 2:28:00 PM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Ring Energy, Inc. Entity or Nevada Business Identification Number (NVID): C20399-2004
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.72%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 1/1/2019

Filed in the Office of Secretary of State State Of Nevada Business Number C20399-2004 Filing Number 20211960071 Filed On 12/14/2021 2:28:00 PM Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) Article Fourth – authorized shares has been amended (see attached) (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Executive Officer Signature of Officer or Authorized Signer — Title X [signature] Chief Financial Officer Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See attached.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 1/1/2019